POWER OF ATTORNEY REGARDING FORMS REQUIRED BY
                SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         The undersigned hereby constitutes and appoints each of Joseph M. Grant and Gregory B. Hultgren to act as the undersigned's attorney-in-fact, each with full power and authority to act alone or by substitution, for and on behalf of the undersigned with respect to preparing, executing and filing forms as may be required by the United States Securities and Exchange Commission with respect to transactions involving the acquisition or disposition of the common stock or derivatives of the common stock of Texas Capital Bancshares, Inc. by the undersigned as required by Section 16 of the Securities Exchange Act of 1934, as amended.

                                             /s/ C. Keith Cargill
                                             ------------------------
                                             Name: C. Keith Cargill
                                             Date: August 18, 2003